UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 22, 2012, Pharmacyclics, Inc., a Delaware corporation (the “Company”), announced that clinical abstracts on Bruton’s Tyrosine Kinase inhibitor, ibrutinib (formerly, PCI-32765) have been selected for oral presentations at the 17th Congress of the European Hematology Association (EHA), June 14-17, 2012 in Amsterdam, The Netherlands.

The Company plans to issue a material update on the ibrutinib clinical development program and its results in a press release after the EHA oral presentations.

The foregoing description is qualified in its entirety by reference to the Company’s Press Release dated May 22, 2012 attached hereto as Exhibit 99.1 and copies of the abstracts, copies of which are attached hereto as Exhibit 99.2 and Exhibit 99.3, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 22, 2012.

99.2
Abstract:  The Bruton's Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) is Highly Active and Tolerable in Relapsed or Refractory (R/R) and Treatment Naïve (TN) Chronic Lymphocytic Leukemia (CLL) Patients, Updated Results of a Phase Ib/II Study

99.3
Abstract:  Combination of the Bruton's Tyrosine Kinase (BTK) Inhibitor Ibrutinib with Bendamustine and Rituximab is Active and Tolerable in Patients with  Relapsed or Refractory Chronic Lymphocytic Leukemia (CLL), Interim Results of a Phase Ib/II Study

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2012

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
Name: Rainer M. Erdtmann
Title: Vice President, Finance & Administration and Secretary